Exhibit 99.2
For media inquiries, contact:
Paula Vaughnn, First Solar, Inc.
(602) 414-9322 or pvaughnn@firstsolar.com
Justine Troy, Edelman
(212) 704-8280 or jtroy@ar-edelman.com
First Solar Exercises Options to Increase Sales Volumes
and Extend Contracts Through 2012
PHOENIX, Ariz. — Dec. 18, 2006 — First Solar, Inc. (Nasdaq: FSLR) today announced that the Company has exercised options to increase sales volumes and extend contract terms under each of its six long-term supply contracts. By exercising the options, First Solar has increased the sales volumes under the contracts to an aggregate of 1,270MW with 1,240MW remaining to be shipped between 2007 and 2012.
About First Solar
First Solar, Inc. [NASDAQ: FSLR] manufactures solar modules with an advanced thin film semiconductor process that significantly lowers solar electricity costs. By enabling clean renewable electricity at affordable prices, First Solar provides an economic alternative to peak conventional electricity and the related fossil fuel dependence, greenhouse gas emissions and peak time grid constraints.
For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
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